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                                   Exhibit (5)

                        Form of application for a Policy






































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                                                                      [NEW YORK
                                                                      LIFE LOGO]
                                APPLICATION FOR
                 A FLEXIBLE PREMIUM DEFERRED RETIREMENT ANNUITY
  TO NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (A DELAWARE CORPORATION)


51 MADISON AVENUE, NEW YORK, NY 10010           (MAKE CHECK PAYABLE TO NYLIAC)
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
1. PROPOSED           a. Name                                              e. Mail Address (Include Zip Code)
   ANNUITANT                   First     M.I.      Last
                                                                              Street
                      b. Social Sec. No.                                      City            State       Zip
                      c. Date of Birth: Month     Day     Year
                      d. Sex M/ /  F/ /                                    f. Telephone Number:    -    -
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
2. OWNER (IF          a. Name                                              e. Mail Address (Include Zip Code)
   OTHER THAN         b. Social Sec. or Employer I.D. No.
   PROPOSED           c. Sex M/ /  F/ /    Date of Birth                      Street
   ANNUITANT)
                      d. Relationship to Annuitant                            City            State       Zip

                                                                           f. Telephone Number:    -    -
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3. PLAN               Flexible Premium Retirement Annuity At Age 85 or 10 Years
                      (if age 76 to 85). If Variable, Complete Attached
                      Supplement

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
4. PREMIUM            Flexible Scheduled Premium Amount $    Cash Paid $
                      Check Mode: Ann / /, C-O-M / /,        Funds from employer sponsored plan?  Yes / /  No / /
                      Other                                  Check if ERISA Plan / /
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
5. TAX QUALIFIED      /  / IRA:                      /  / SEP:                           / / TSA
   PLANS                   Current    $                   Current    $                       Transfer
                           Prior      $                   Prior      $                   / / OTHER:
                           Transfer   $                   Transfer   $
                           Rollover   $                   Rollover   $
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
6. NON-TAX            Is this a 1035 Exchange?  / / Yes  No / /  (If yes, complete Ques. 8)
   QUALIFIED PLANS
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7. BENEFICIARY
   (NAME AND
   RELATIONSHIP
   TO ANNUITANT)
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
8. REPLACEMENT        Is the Annuity applied for intended to replace, in whole or in part, any existing insurance, or annuity, or to be purchased from insurance or annuity proceeds in any company?
                      / / Yes  No / /  (If "Yes" list company, policy number(s), amount, cost basis, and plan below. If more space is necessary, use Ques. 9.)

                      Company                                      Face Amount $
                      Policy No.               Plan                Termination Date: Month         Day       Year
                      Cost Basis $
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9. ADDITIONAL      Additional details and special requests (Indicate Ques. No.)
   DETAILS

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Those who sign this application agree that: (1) All of the statements in this application are complete and true to the best of the knowledge and belief of those who made them. (2) No agent is authorized to accept risks, make or change contracts, or give up any of the Insurer's rights or requirements. (3) This policy will not become effective unless it is delivered to the Owner while the Proposed Annuitant is living. (4) Unless otherwise indicated below, the Owner of the policy is the Applicant. (5) Under penalties of perjury, the Taxpayer Identification Numbers provided on this Application are certified to be correct.


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

Dated at
                         on                      ,19           Signature of Proposed Annuitant
           Place                    Date
I certify I have truly and accurately recorded                 Signature of Applicant (If other than
all answers given to me.                                       Proposed Annuitant)

Witness                                                        Signature of Owner (If Other than Applicant)
          Agent Name                       Agent Code #
                                                               (Print Applicant's Name, Relationship to
General Office Name & Code            Agent Telephone #        Proposed Annuitant)

Countersigned by Lic. Resident Agent (If Required)

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Variable Contract
                                  POLICY DATA

ANNUITANT       - MARY DOE                     AGE: 35         F
POLICY NUMBER   - 57 000 000
POLICY DATE     - NOVEMBER 1, 1992
OWNER           - THE ANNUITANT

ACCOUNT ALLOCATIONS AVAILABLE:
Capital Appreciation                           Indexed Equity
Cash Management                                Total Return
Government                                     Fixed

INITIAL PREMIUM PAYMENT:                       $2,500
Initial Premium Payment Date:                  November 1, 1992

SCHEDULED ADDITIONAL PREMIUMS:
Premium Amount:                                $30 - Monthly
Minimum Premium Payment For This Policy:       $50.00
Annuity Commencement Date:                     November 1, 2042 (Premiums Cease)

SURRENDER CHARGE SCHEDULE:

  Policy Year   Percentage
        1           7%
        2           7%
        3           7%
        4           6%
        5           5%
        6           4%
        7           3%
        8           2%
        9           1%
        10          0%

MINIMUM BAIL OUT RATE:  ____%

ADMINISTRATIVE FEE: The lesser of $30.00 or 2% of the accumulation value which may be deducted on the Policy Anniversary and on the date of surrender if the accumulation value is less than $10,000.

DATE OF ISSUE:  November 5, 1992

                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                     51 MADISON AVENUE - NEW YORK NY 10010